Exhibit 99.1

KULR Technology Group Reaffirms Non-Dilutive Growth Strategy, Extends At-the-Market Offering Pause Through September 2026

HOUSTON / GLOBENEWSWIRE / June 26, 2026 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a developer of safe, high-power energy systems that enable physical AI across space, defense, drones, data centers, robotics, and other mission-critical applications, today announced that, as part of its non-dilutive growth strategy, it has extended the pause of its at-the-market (“ATM”) equity offering program with Cantor Fitzgerald and Craig-Hallum through September 30, 2026.

KULR expects its existing liquidity, together with disciplined balance-sheet management, to support its planned operations and growth initiatives. Rather than issue equity under the ATM at current levels, the Company may, from time to time, sell its Bitcoin holdings to fund the following priorities:

•	Scale its flagship KULR ONE Space (K1S) architecture providing scalable, standardized battery solutions that meet rigorous human spaceflight safety standards.

•	Ramp production of its KULR ONE Air products for military and commercial drone applications.

•	Advance the development of its KULR ONE MAX battery backup solutions for AI data center and telecommunications applications.

"We do not intend to issue equity at these levels when we have more disciplined ways to fund our growth,” commented KULR Founder and CEO Michael Mo. “Keeping the ATM paused protects our shareholders from dilution and keeps our focus where it belongs -- building more batteries and getting them to customers.”

During this period, the Company intends to prioritize execution across its core platforms which was detailed in Mr. Mo's recent letter to shareholders.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is an energy-systems platform company that designs and manufactures safe, high-power battery solutions for physical AI and other mission-critical applications. Its KULR ONE® platform integrates advanced battery architecture, thermal management, safety engineering, battery management systems, and power electronics to serve space and defense, drones and electric aviation, AI data-center backup, robotics, and Energy-as-a-Service markets. Based in Webster, Texas, KULR is scaling domestic production to support the growing energy demands of physical AI and autonomous systems. Learn more at KULR.ai.

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Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, intentions and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2026, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All such forward-looking statements that are provided by management in this release are based on information available at this time, and management expects that internal expectations may change over time. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.